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                                                                     Exhibit 5.1

                     [Letterhead of Hogan & Hartson L.L.P.]

                                 August 13, 2003

Board of Directors
Global Imaging Systems, Inc.
3820 Northdale Boulevard, Suite 200A
Tampa, Florida 33624

Ladies and Gentlemen:

     This firm has acted as counsel to Global Imaging Systems, Inc., a Delaware corporation (the "Company"), and to each of the Company's direct and indirect subsidiaries identified on Exhibit A attached hereto (collectively, the "Subsidiaries") in connection with their Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the offering of up to $57,500,000 in aggregate principal amount of 4% Convertible Senior Subordinated Notes due 2008 which are guaranteed by the Subsidiaries (the "Notes"), and up to 2,406,663 shares of common stock issuable by the Company upon conversion of the Notes (the "Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1. A copy of the Registration Statement.

     2. An executed copy of the Indenture, including the provisions relating to the Guarantees contained therein, dated May 16, 2003 (the "Indenture"), by and among the Company, the Subsidiaries and the Bank of New York, as trustee (the "Trustee").

     3. A copy of the Note issued pursuant to the Indenture.

     4. A copy of the form of certificate evidencing the Shares to be issued upon conversion of the Notes.

     5. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on May 13, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     6. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

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Board of Directors
Global Imaging Systems, Inc.
August 13, 2003
Page 2

     7. The articles or certificate of incorporation (as applicable) of each Subsidiary that is a corporation, and the certificate of formation, certificate of organization or articles of organization (as applicable) of each Subsidiary that is a limited liability company, as certified by a Vice President of such Subsidiary (in the case of a Subsidiary that is a corporation) or a Manager of such Subsidiary (in the case of a Subsidiary that is a limited liability company) on the date hereof as being complete, accurate and in effect.

     8. The bylaws of each Subsidiary that is a corporation, the limited liability company agreement or operating agreement (as applicable) of each Subsidiary that is a limited liability company and the partnership agreement of the Subsidiary that is a limited partnership, as certified by a Vice President of such Subsidiary (in the case of a Subsidiary that is a corporation), a Manager of such Subsidiary (in the case of a Subsidiary that is a limited liability company) or the Secretary of the general partner of such Subsidiary (in the case of the Subsidiary that is a limited partnership) on the date hereof as being complete, accurate and in effect.

     9. Certain resolutions of the board of directors of the Company adopted at a telephonic meeting held on May 7, 2003, and of the Pricing Committee of the board of directors of the Company adopted at a telephonic meeting on May 12, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization of the Indenture and the Notes.

     10. Certain resolutions of the board of directors of each Subsidiary that is a corporation and the board of managers of each Subsidiary that is limited liability company, as certified by a Vice President of such Subsidiary (in the case of a Subsidiary that is a corporation) or a Manager of such Subsidiary (in the case of a Subsidiary that is a limited liability company) on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization of the Indenture.

     11. Certain resolutions of the stockholder or stockholders of each Subsidiary that is a corporation, the member or members of each Subsidiary that is limited liability company or the general partner of Subsidiary that is a limited partnership, as certified by a Vice President of such Subsidiary (in the case of a Subsidiary that is a corporation), a Manager of such Subsidiary (in the case of a Subsidiary that is a limited liability company) or the Secretary of the general partner of such Subsidiary (in the case of the Subsidiary that is a limited partnership) on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization of the Transaction Documents.

     12. A certificate of a certain officers of the Company and the Subsidiaries, dated as of the date hereof, as to certain facts relating to the Company and the Subsidiaries, respectively.

     In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents submitted to us, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors
Global Imaging Systems, Inc.
August 13, 2003
Page 3

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) the laws of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms "Delaware General Corporation Law, as amended" and "the laws of the State of New York" include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as being applicable to the transactions contemplated in the Documents.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) assuming due execution, authentication, issuance and delivery of the Notes as provided in the Indenture, the Notes constitute valid and binding obligations of the Company, and the guarantee of each Subsidiary constitutes a valid and binding obligation of such Subsidiary, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Notes or guarantees are considered in a proceeding at law or in equity); and

     (b) following issuance of the Shares upon conversion of the Notes in accordance with their terms and the terms of the Indenture, such Shares will be validly issued, fully paid and non-assessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

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                                    Exhibit A
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                                  Subsidiaries

         American Photocopy Equipment Company of Pittsburgh,
         LLC d/b/a

         Amcom Office System

         Arizona Office Technologies, Inc.

         AVPresentations, Inc.

         Berney Office Solutions, LLC

         Business Equipment Unlimited

         Cameron Office Products, LLC

         Capitol Office Solutions, LLC

         Carr Business Systems, Inc.

         Centre Business Products, Inc.

         Column Office Equipment, Inc.

         Commercial Equipment Company

         Connecticut Business Systems, LLC

         Conway Office Products, LLC

         Copy Service and Supply, Inc.

         Daniel Communications, Inc.

         Distinctive Business Products, Inc.

         Duplicating Specialties, Inc. d/b/a Copytronix

         Eastern Copy Products, LLC

         ecom-division, Inc.

         Electronic Systems, Inc.

         Electronic Systems of Richmond, Inc.

         Global Imaging Finance Company, LLC

         Global Imaging Operations, LLC

         Global Operations Texas, L.P.

         Lewan & Associates, Inc.

         Modern Business Machines, LLC

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         N&L Enterprises, LLC

         Northeast Copier Systems, LLC

         Office Tech, LLC

         Pacific Office Solutions, Inc. f/k/a ARMDAP, Inc. d/b/a
         Advance Business Systems

         ProView, Inc.

         Quality Business Systems, Inc.

         Southern Business Communications, Inc.